                                                                   Exhibit 10.56

================================================================================


                             ----------------------

                            STOCK PURCHASE AGREEMENT

                             ----------------------

                                     Among

                              ROBERT J. SIMS, JR.,

                                 WILLIAM KEPKE,

                               DIETER M. BAILLY,

                                RAYMOND T. SIMS,

                                 MARK L. SIMS,

                                   RON HEUER

                                      and

                              TRAVELBYUS.COM LTD.

                            Dated as of May 23, 2000

================================================================================

                               TABLE OF CONTENTS
                               -----------------


                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01.  Certain Defined Terms....................................  1

                                   ARTICLE II

                               PURCHASE AND SALE

     SECTION 2.01.  Purchase and Sale of the Shares..........................  8
     SECTION 2.02.  Purchase Price...........................................  8
     SECTION 2.03.  Closing..................................................  8
     SECTION 2.04.  Closing Deliveries by the Sellers........................  9
     SECTION 2.05.  Closing Deliveries by the Purchaser......................  9

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.01.  Organization, Authority and Qualification of the
                    Sellers..................................................  9
     SECTION 3.02.  Organization, Authority and Qualification of the
                    Company.................................................. 10
     SECTION 3.03.  Capital Stock and Ownership of the Company............... 10
     SECTION 3.04.  Subsidiaries............................................. 11
     SECTION 3.05.  Corporate Books and Records.............................. 11
     SECTION 3.06.  No Conflict.............................................. 11
     SECTION 3.07.  Governmental Consents and Approvals...................... 11
     SECTION 3.08.  Financial Information; Books and Records................. 11
     SECTION 3.09.  Absence of Undisclosed Liabilities....................... 12
     SECTION 3.10.  Receivables.............................................. 12
     SECTION 3.11.  Inventories.............................................. 12
     SECTION 3.12.  Conduct in the Ordinary Course; Absence of Certain
                    Changes, Events and Conditions........................... 13
     SECTION 3.13.  Litigation............................................... 14
     SECTION 3.14.  Compliance with Laws..................................... 14
     SECTION 3.15.  Environmental Matters.................................... 14
     SECTION 3.16.  Material Contracts....................................... 14
     SECTION 3.17.  Intellectual Property.................................... 15
     SECTION 3.18.  Real Property............................................ 17

     SECTION 3.19.  Property................................................. 17
     SECTION 3.20.  Employee Benefit Plans................................... 17
     SECTION 3.21.  Labor Matters............................................ 18
     SECTION 3.22.  Certain Interests........................................ 18
     SECTION 3.23.  Taxes.................................................... 18
     SECTION 3.24.  Accounts; Lockboxes; Safe Deposit Boxes; Powers of
                    Attorney................................................. 19
     SECTION 3.25.  Full Disclosure.......................................... 19
     SECTION 3.26.  Brokers.................................................. 20

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     SECTION 4.01.  Organization and Authority of the Purchaser.............. 20
     SECTION 4.02.  No Conflict.............................................. 20
     SECTION 4.03.  Governmental Consents and Approvals...................... 21
     SECTION 4.04.  Investment Purpose....................................... 21
     SECTION 4.05.  Purchaser Common Shares.................................. 21
     SECTION 4.06.  Brokers.................................................. 21

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     SECTION 5.01.  Conduct of Business Prior to the Closing................. 22
     SECTION 5.02.  Access to Information.................................... 22
     SECTION 5.03.  Confidentiality.......................................... 22
     SECTION 5.04.  Notice of Developments................................... 23
     SECTION 5.05.  No Solicitation or Negotiation........................... 23
     SECTION 5.06.  Further Action........................................... 24

                                   ARTICLE VI

                             CONDITIONS TO CLOSING

     SECTION 6.01.  Conditions to Obligations of the Sellers................. 24
     SECTION 6.02.  Conditions to Obligations of the Purchaser............... 25

                                  ARTICLE VII

                                INDEMNIFICATION

     SECTION 7.01.  Survival of Representations and Warranties............... 26
     SECTION 7.02.  Indemnification by the Sellers........................... 26
     SECTION 7.03.  Limits on Indemnification................................ 28

                                  ARTICLE VIII

                             TERMINATION AND WAIVER

     SECTION 8.01.  Termination.............................................. 28
     SECTION 8.02.  Effect of Termination.................................... 29
     SECTION 8.03.  Waiver................................................... 30

                                   ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.01.  Expenses................................................. 30
     SECTION 9.02.  Notices.................................................. 30
     SECTION 9.03.  Public Announcements..................................... 32
     SECTION 9.04.  Headings................................................. 32
     SECTION 9.05.  Severability............................................. 32
     SECTION 9.06.  Entire Agreement......................................... 32
     SECTION 9.07.  Assignment............................................... 32
     SECTION 9.08.  No Third Party Beneficiaries............................. 32
     SECTION 9.09.  Amendment................................................ 33
     SECTION 9.10.  Governing Law............................................ 33
     SECTION 9.11.  Counterparts............................................. 33
     SECTION 9.12.  Specific Performance..................................... 33

          EXHIBIT 2.02                                              Exhibit 2.02
          EXHIBIT A                                                    Exhibit A

DISCLOSURE SCHEDULE

               The Disclosure Schedule shall include the following Sections

          3.01    Organization, Authority and Qualification of the Sellers
          3.02    Organization and Qualification of the Company
          3.03    Capital Stock and Ownership of the Company
          3.06    No Conflict
          3.07    Governmental Consents and Approvals
          3.08    Financial Statements
          3.09    No Undisclosed Liabilities
          3.10    Receivables
          3.11    Inventories
          3.12 Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions
          3.13    Litigation
          3.14    Compliance with Laws
          3.15    Environmental Matters
          3.16    Material Contracts
          3.17    Intellectual Property
          3.18    Real Property
          3.19    Property
          3.22    Certain Interests
          3.23    Taxes
          3.24    Accounts; Lockboxes; Safe Deposit Boxes; Power of Attorney
          5.01    Conduct of Business Prior to the Closing

          STOCK PURCHASE AGREEMENT, dated as of May 23, 2000, between Robert J. Sims Jr., William Kepke, Dieter M. Bailly, Raymond T. Sims, Mark L. Sims and Ron Heuer (each a "Seller" and collectively, the "Sellers"), and Travelbyus.com
               ------                         -------
Ltd., an Ontario, Canada corporation (the "Purchaser").
                                           ---------

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, the Sellers own all the issued and outstanding shares (the

"Shares") of common stock, no par value per share (the "Common Stock"), of Epoch
-------                                                 ------------
Technology Inc., a Texas corporation (the "Company");
                                           -------

          WHEREAS, the Sellers, through the Company, are engaged in the business as a travel services computer software designer, developer and licensor; and

          WHEREAS, the Sellers wish to sell to the Purchaser, and the Purchaser wishes to purchase from the Sellers, the Shares and the Shareholders' Loans (as defined below), upon the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Purchaser and the Sellers hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.01.  Certain Defined Terms. As used herein, the following
                         ---------------------
terms shall have the following meanings:

          "Acquisition Documents" means this Agreement, the Ancillary
           ---------------------
Agreements, and any certificate, Financial Statement, Interim Financial Statement, report or other document delivered pursuant to this Agreement or the transactions contemplated hereby.

          "Action" means any claim, action, suit, arbitration, inquiry,
           ------
proceeding or investigation by or before any Governmental Authority.

          "Affiliate" means, with respect to any specified Person, any other
           ---------
Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

          "Agreement" or "this Agreement" means this Stock Purchase Agreement,
           ---------      --------------
dated as of May 23, 2000, between the Sellers and the Purchaser (including the Exhibits hereto and the Disclosure Schedule) and all amendments hereto made in accordance with the provisions of Section 11.09.

          "Ancillary Agreements" means the Consulting Agreements , the
           --------------------
Assignment Agreement, the Spousal Consents and the U.S. Purchaser's Letters.

          "Assignment Agreement" means the Assignment Agreement to be executed
           --------------------
by Robert J. Sims, Jr., William Kepke and Dieter M. Baily on the Closing Date.

          "Business Day" means any day that is not a Saturday, a Sunday or other
           ------------
day on which banks are required or authorized by Law to be closed in the Province of Ontario.

          "CERCLA" means the Comprehensive Environmental Response, Compensation
           ------
and Liability Act of 1980, as amended through the date hereof.

          "CERCLIS" means the Comprehensive Environmental Response, Compensation
           -------
and Liability Information System, as updated through the date hereof.

          "Closing" has the meaning specified in Section 2.03.
           -------

          "Closing Balance Sheet" means the audited consolidated balance sheet
           ---------------------
(including the related notes and schedules thereto) of the Company, to be prepared pursuant to Section 2.08(a) and to be dated as of the Closing Date.

          "Closing Date" has the meaning specified in Section 2.03.
           ------------

          "Code" means the Internal Revenue Code of 1986, as amended through the
           ----
date hereof.

          "Common Stock" has the meaning specified in the recitals to this
           ------------
Agreement.

          "Company" has the meaning specified in the recitals to this Agreement.
           -------

          "Company Software" means all Software (i) material to the operation of
           ----------------
the business of the Company, or (ii) manufactured, distributed, sold, licensed or marketed by the Company, including but not limited to the ERA Software.

          "control" (including the terms "controlled by" and "under common
           -------                        -------------       ------------
control with"), with respect to the relationship between or among two or more
------------
Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

          "Disclosure Schedule" means the Disclosure Schedule attached hereto,
           -------------------
dated as of the date hereof, and forming a part of this Agreement.

          "Employment Agreement" means the employment agreement to be executed
           --------------------
by the Purchaser and each of Robert J. Sims, Jr. and William Kepke on the Closing Date.

          "Encumbrance" means any security interest, pledge, hypothecation,
           -----------
mortgage, lien (including, without limitation, environmental and tax liens), violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preferential arrangement, restrictive covenant, condition or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

          "Environment" means surface waters, groundwaters, soil, subsurface
           -----------
strata and ambient air.

          "Environmental Claims" means any and all administrative, regulatory or
           --------------------
judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit (hereinafter "Claims"), including, without limitation, (a)
                                   ------
any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all Claims by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Condition" means a condition relating to or arising or
           -----------------------
resulting from a failure to comply with any applicable Environmental Law or Environmental Permit or a Release of a Hazardous Material into the Environment.

          "Environmental Laws" means any Law, now or hereafter in effect and as
           ------------------
amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, the CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C.
(S)(S) 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C.
            -------
(S)(S) 6901 et seq.; the Clean Water Act, 33 U.S.C. (S)(S) 1251 et seq.; the
            -------                                             -------
Toxic Substances Control Act, 15 U.S.C. (S)(S) 2601 et seq.; the Clean Air Act,
                                                    -------
42 U.S.C. (S)(S) 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. (S)(S)
                      -------
300f et seq.; the Atomic Energy Act, 42 U.S.C. (S)(S) 2011 et seq.; the Federal
     -------                                               -------
Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. (S)(S) 136 et seq.; and the
                                                                -------
Federal Food, Drug and Cosmetic Act, 21 U.S.C. (S)(S) 301 et seq.
                                                          ------

          "Environmental Permits" means all permits, approvals, identification
           ---------------------
numbers, licenses and other authorizations required under any applicable Environmental Law.

          "Financial Statements" has the meaning specified in Section
           --------------------
3.08(a)(i).

          "Finder's Fee" has the meaning specified in Section 3.26.
           ------------

          "Governmental Authority" means any Canadian federal, provincial or
           ----------------------
local or any U.S. federal, state or local or any other foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

          "Governmental Order" means any order, writ, judgment, injunction,
           ------------------
decree, stipulation, determination or award entered by or with any Governmental Authority.

          "Hazardous Materials" means (a) petroleum and petroleum products,
           -------------------
radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls and radon gas, (b) any other chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar import, under any applicable Environmental Law, and (c) any other chemical, material or substance exposure to which is regulated by any Governmental Authority.

          "Indebtedness" means, with respect to any Person, (a) all indebtedness
           ------------
of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with U.S. GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Indebtedness of others referred to in clauses (a) through (g) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,
(iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

          "Indemnified Party" has the meaning specified in Section 7.02(a).
           -----------------

          "Intellectual Property" means any patents, patent applications,
           ---------------------
inventions, copyrights, trade secrets, trademarks (registered or unregistered), mask works (registered or unregistered), trade names, service marks, logos or other marks or labels, computer software, algorithms, pending applications for any of the foregoing, and other intellectual and proprietary rights, whether or not subject to statutory registration or protection.

          "Interim Financial Statements" has the meaning specified in Section
           ----------------------------
3.08(a)(ii).

          "IRS" means the Internal Revenue Service of the United States.
           ---

          "Law" means any Canadian federal, provincial, local or any U.S.
           ---
federal, state or local or any other foreign statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including, without limitation, common law).

          "Leased Real Property" means the real property leased by the Company,
           --------------------
as tenant, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing.

          "Liabilities" means any and all debts, liabilities and obligations,
           -----------
whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

          "Loss" has the meaning specified in Section 7.02(a).
           ----

          "Material Adverse Effect" means any circumstance, change in or effect
           -----------------------
on the Company that, individually or in the aggregate with all other circumstances, changes in or effects on the Company: (a) is or is reasonably likely to be, materially adverse to the business, operations, assets or liabilities (including, without limitation, contingent liabilities), employee relationships, customer or supplier relationships, prospects, results of operations or the condition (financial or otherwise) of the Company or (b) is reasonably likely to materially adversely affect the ability of the Purchaser to operate or conduct the business of the Company in the manner in which it is currently operated or conducted.

          "Material Contracts" has the meaning specified in Section 3.16(a).
           ------------------

          "Permitted Encumbrances" means such of the following as to which no
           ----------------------
enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced and as to which Sellers or Purchaser is not otherwise subject to civil or criminal liability due to its existence: (a) liens for Taxes, assessments and governmental charges or levies not yet due and payable; (b) Encumbrances imposed by Law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) are not in excess of $5,000 in the case of a single property or $50,000 in the aggregate at any time; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any Indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value of or the use of such property for its current and anticipated purposes.

          "Person" means any individual, partnership, firm, corporation,
           ------
association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

          "Purchase Price" has the meaning specified in Section 2.02.
           --------------

          "Purchase Price Top Up Amount" has the meaning specified in Section
           ----------------------------
2.02.

          "Purchaser" has the meaning specified in the preamble to this
           ---------
Agreement.

          "Purchaser Common Shares" means common shares without par value of the
           -----------------------
Purchaser, or, if all or substantially all of such common shares are converted into or exchanged for other equity securities of the Purchaser, such other equity securities.

          "Reference Balance Sheet" means the unaudited consolidated balance
           -----------------------
sheet (including the related notes and schedules thereto) of the Company, dated as of April 30, 2000, a copy of which is set forth in Section 3.08(a)(i) of the Disclosure Schedule.

          "Reference Balance Sheet Date" means April 30, 2000.
           ----------------------------

          "Regulations" means the Treasury Regulations (including Temporary
           -----------
Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

          "Release" means disposing, discharging, injecting, spilling, leaking,
           -------
leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the Environment.

          "Remedial Action" means all action reasonably necessary and required
           ---------------
under any applicable Environmental Law or Environmental Permit and all action required by a Governmental Authority to (a) clean up, remove, treat or handle in any other way Hazardous Materials in the Environment; (b) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or the Environment; or (c) perform remedial investigations, feasibility studies, corrective actions, closures, and postremedial or postclosure studies, investigations, operations, maintenance and monitoring on, about or in any Real Property.

          "Sellers" has the meaning specified in the preamble to this Agreement.
           -------

          "Shareholders' Loans" means the Liabilities of the Company as
           -------------------
described in Section 3.22(b) of the Disclosure Schedule.

          "Shares" has the meaning specified in the recitals to this Agreement.
           ------

          "Software" means computer software, programs and databases in any
           --------
form, including Internet web sites, web content and links, source code, object code, operating systems and specifications, data, databases, database management code, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms, and data formats, all versions, updates, corrections, enhancements, and modifications thereof, and all related documentation, developer notes, comments and annotations.

          "Spousal Consent" has the meaning specified in Section 2.04.
           ---------------

          "Subsidiaries" means any and all other corporations, partnerships,
           ------------
joint ventures, associations and other entities controlled by the Company directly or indirectly through one or more intermediaries.

          "Tangible Personal Property" has the meaning specified in Section
           --------------------------
3.18(a).

          "Tax" or "Taxes" means any and all taxes, fees, levies, duties,
           ---      -----
tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges.

          "Third Party Claims" has the meaning specified in Section 7.02(b).
           ------------------

          "U.S. GAAP" means United States generally accepted accounting
           ---------
principles and practices in effect from time to time applied consistently throughout the periods involved.

          "U.S. Purchaser's Letter" means the U.S. Purchaser's Letter to be
           -----------------------
executed by each of the Sellers on the Closing Date.

                                   ARTICLE II

                               PURCHASE AND SALE

          SECTION 2.01.  Purchase and Sale of the Shares and Shareholders'
                         -------------------------------------------------
Loans.  Upon the terms and subject to the conditions of this Agreement, at
-----
the Closing, the Sellers shall sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to the Purchaser, the Shares and the Shareholders' Loans, and the Purchaser shall purchase the Shares and the Shareholders' Loans.

          SECTION 2.02. Purchase Price. (a) The purchase price for the Shares
                        --------------
and the Shareholders' Loans shall be U.S.$10 million (together, the "Purchase
                                                                     --------
Price") to be distributed among the Sellers at the Closing Date in accordance
-----
with Exhibit 2.02. The Purchase Price shall consist of U.S.$2 million in cash (the "Cash Purchase Price"), of which U.S.$25,000 has been deposited with the
      -------------------
Sellers, and 3,200,000 Purchaser Common Shares at U.S.$2.50 per Purchaser Common Share ("Common Share Purchase Price").
        ---------------------------

          (b) If on the 91st day after the Closing Date, the closing sale price of the Purchaser Common Shares on The Toronto Stock Exchange is less than U.S.$2.50 per Purchaser Common Share (converted based on the noon buying rate on such date in the City of New York for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York), then the Sellers shall be entitled to an amount (the "Purchase Price Top Up Amount") equal to the product of (a) 3,200,000 Purchaser Common Shares and (b) the difference of U.S.$2.50 minus the closing price of the Purchaser Common Shares on The Toronto Stock Exchange (converted based on the noon buying rate on such date in the City of New York for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York) on such date. The Purchaser shall pay the Purchase Price Top Up Amount to the Sellers at the Purchaser's option in cash or in Purchaser Common shares, valued at the closing price on The Toronto Stock Exchange (converted based on the noon buying rate on such date in the City of New York for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New
York). If the Purchaser elects to pay the Purchase Price Top Up Amount in Purchaser Common Shares, each Seller will be entitled that proportion of the total Purchaser Price Top Up Amount which the number of Purchaser Common Shares set forth next to its name in Exhibit 2.03 bears to 3,200.000.

          SECTION 2.03. Closing. Subject to the terms and conditions of this
                        -------
Agreement, the sale and purchase of the Shares and Shareholders' Loans contemplated by this Agreement shall take place at a closing (the "Closing") to
                                                                   -------
be held at the offices of Shearman & Sterling, Commerce Court West, 199 Bay Street, Suite 4405, Toronto, Ontario at 2:00 P.M. New York time on the later to occur of (a) May 23, 2000 or (b) the fifth Business Day following the satisfaction or waiver of all other conditions to the obligations of the parties set forth in Article VI, or at such other place or at such other time or on such other date as the Sellers and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").
                                                     ------------

          SECTION 2.04. Closing Deliveries by the Sellers. At the Closing, the Sellers shall deliver or cause to be delivered to the Purchaser:

          (a) stock certificates evidencing the Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank, in form satisfactory to the Purchaser and with all required stock transfer tax stamps affixed;

          (b) a cross-receipt for the Purchase Price;

          (c) an executed U.S. Purchaser's Letter from each of the Sellers;

          (d)  an executed counterpart of each of the Employment Agreements;

          (e) executed spousal consents in the form as attached in Exhibit A (each, a "Spousal Consent") from each of the persons listed in Schedule
               ---------------
     3.01;

          (f)  an executed Assignment Agreement; and

          (g) the certificates and other documents required to be delivered pursuant to Section 6.02.

          SECTION 2.05.  Closing Deliveries by the Purchaser.  At the Closing,
                         -----------------------------------
the  Purchaser shall deliver to the Sellers:

          (a) the Cash Purchase Price by wire transfer in immediately available funds to an account designated by the Sellers and share certificates for the Common Share Purchase Price;

          (b)  a cross-receipt for the Shares;

          (c)  an executed counterpart of each of the Employment Agreements; and

          (d) the certificates and other documents required to be delivered pursuant to Section 6.01.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                                 OF THE SELLERS

          As an inducement to the Purchaser to enter into this Agreement, the Sellers, jointly and severally, hereby represent and warrant to the Purchaser as follows:

          SECTION 3.01.  Organization, Authority and Qualification of the
                         ------------------------------------------------
Sellers.  Each Seller is an individual and is competent and has all necessary
-------
power and authority to enter into
this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Except as set forth in Schedule 3.01, no person has any community property rights, by virtue of marriage or otherwise, in any of the Shares. This Agreement has been, and upon their execution the Ancillary Agreements shall have been, duly executed and delivered by each Seller, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes, and upon their execution the Ancillary Agreements shall constitute, legal, valid and binding obligations of each Seller enforceable against such Seller in accordance with their respective terms. The Spousal Consents being executed by the persons listed on Schedule 3.01 hereto are enforceable against such persons in accordance with their terms.

          SECTION 3.02.  Organization, Authority and Qualification of the
                         ------------------------------------------------
Company.  The Company is a corporation duly organized, validly existing and
-------
in good standing under the laws of the State of Texas and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable, and all such jurisdictions are set forth in Section 3.02 of the Disclosure Schedule. All corporate actions taken by the Company have been duly authorized, and the Company has not taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its Certificate of Incorporation or By-laws. True and correct copies of the Certificate of Incorporation and By-laws of the Company, each as in effect on the date hereof, have been delivered by the Sellers to the Purchaser.

          SECTION 3.03. Capital Stock and Ownership of the Company. (a) The
                        ------------------------------------------
authorized capital stock of the Company consists of 200,000 shares of Common Stock. As of the date hereof, 75,053 shares of Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable. None of the issued and outstanding shares of Common Stock was issued in violation of any preemptive rights. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the Shares or obligating either any Seller or the Company to issue or sell any Shares, or any other interest in, the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. The Shares constitute all the issued and outstanding capital stock of the Company and are owned of record and beneficially by the Sellers, in the amounts set forth opposite each Seller's name in Schedule 3.03(a) of the Disclosure Schedule, free and clear of all Encumbrances. Upon consummation of the transactions contemplated by this Agreement and registration of the Shares in the name of the Purchaser in the stock records of the Company, the Purchaser, assuming it shall have purchased the Shares for value in good faith and without notice of any adverse claim, will own all the issued and outstanding capital stock of the Company free and clear of all Encumbrances. Upon consummation of the transactions contemplated by this Agreement, the Shares will be fully paid and nonassessable. Except as disclosed in Section 3.03(a) of the Disclosure Schedule, there are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares. Except for the Spousal Consents being executed simultaneously with the execution of the Agreement, no action is or will be required on the part of any person in order to effect the conveyance to the Purchaser of each Seller's right, title and interest in the Shares, free and clear of any community property interest.

          (b) The stock register of the Company accurately records: (i) the name and address of each Person owning Shares, and (ii) the certificate number of each certificate evidencing shares of capital stock issued by the Company, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation.

          SECTION 3.04.  Subsidiaries.  There are no Subsidiaries of the
                         ------------
Company.


          SECTION 3.05. Corporate Books and Records. The minute books of the
                        ---------------------------
Company contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, Boards of Directors and all committees of the Boards of Directors of the Company. Complete and accurate copies of all such minute books and of the stock register of the Company have been provided by the Sellers to the Purchaser.

          SECTION 3.06. No Conflict. The execution, delivery and performance of
                        -----------
this Agreement and the Ancillary Agreements by each Seller do not and will not
(a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws (or similar organizational documents) of the Company, (b) conflict with or violate (or cause an event which could have a Material Adverse Effect as a result of) any Law or Governmental Order applicable to any Seller, the Company or any of their respective assets, properties or businesses, or (c) except as set forth in Section 3.06(c) of the Disclosure Schedule, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Shares or any of the assets or properties of each Seller or the Company pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which any Seller or the Company is a party or by which any of the Shares or any of such assets or properties is bound or affected.

          SECTION 3.07. Governmental Consents and Approvals. The execution,
                        -----------------------------------
delivery and performance of this Agreement and each Ancillary Agreement by the Sellers do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority.

          SECTION 3.08. Financial Information; Books and Records. (a) True and
                        ----------------------------------------
complete copies of (i) the audited consolidated balance sheet of the Company for each of the two fiscal years ended as of December 31, 1998, 1999, and the related audited consolidated statements of income, retained earnings, stockholders' equity and changes in financial position of the Company, together with all related notes and schedules thereto, (collectively referred to herein as the "Financial Statements") and (ii) the
                                         --------------------
unaudited consolidated balance sheet of the Company as of March 31, 2000, and the related consolidated statements of income, retained earnings, stockholders' equity and changes in financial position of the Company, together with all related notes and schedules thereto (collectively referred to herein as the "Interim Financial Statements") have been delivered by the Sellers to the
-----------------------------
Purchaser. The Financial Statements, the Interim Financial Statements and the Reference Balance Sheet (i) were prepared in accordance with the books of account and other financial records of the Company, (ii) present fairly the consolidated financial condition and results of operations of the Company as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with U.S. GAAP applied on a basis consistent with the past practices of the Company and (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the consolidated financial condition of the Company and the results of the operations of the Company as of the dates thereof or for the periods covered thereby.

          (b) The books of account and other financial records of the Company:
(i) reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with U.S. GAAP applied on a basis consistent with the past practices of the Sellers, (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with good business and accounting practices.

          SECTION 3.09. Absence of Undisclosed Liabilities. There are no
                        ----------------------------------
Liabilities of the Company, other than Liabilities (i) reflected or reserved against on the Reference Balance Sheet, (ii) disclosed in Section 3.09 of the Disclosure Schedule or (iii) incurred since the date of this Agreement in the ordinary course of business, consistent with past practice, of the Company and which do not and could not have a Material Adverse Effect. Reserves are reflected on the Reference Balance Sheet against all Liabilities of the Company in amounts that have been established on a basis consistent with the past practices of the Company and in accordance with U.S. GAAP.

          SECTION 3.10. Receivables. Except to the extent, if any, reserved for
                        -----------
on the Reference Balance Sheet, all accounts receivables, whether reflected on the Reference Balance Sheet or otherwise, have arisen from, the sale or services to Persons not affiliated with the Sellers or the Company and in the ordinary course of business consistent with past practice and, except as reserved against on the Reference Balance Sheet, constitute or will constitute, as the case may be, only valid, undisputed claims of the Company not subject to valid claims of setoff or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice. Each such account receivable either is (subject to the reserve for bad debts, if any, reflected on the Reference Balance Sheet) or will be good and have been collected or are or will be collectible, without resort to litigation or extraordinary collection activity, within 90 days of the Closing Date.

          SECTION 3.11. Inventories. All of the inventories of the Company,
                        -----------
whether reflected on the Reference Balance Sheet or otherwise, consist of a quality and quantity usable and saleable in the ordinary and usual course of business, except for items of obsolete materials and materials of below-standard quality, all of which have been written off or written down on the Reference Balance Sheet to fair market value or for which adequate reserves have been provided therein. All inventories not written off have been priced at the lower of average cost or market. The quantities of each type of inventory (whether raw materials, work-in-process or finished goods) are not excessive, but are reasonable and warranted in the present circumstances of the Company. All work-in-process and finished goods inventory held by the Company is free of any defect or deficiency. Section 3.11 of the Disclosure Schedule lists all goods, if any, held by the Company on consignment or other goods, if any, in the possession of the Company which goods are not owned by the Company, in each case with a description of the terms of such consignment and the name, address and telephone number of the owner of such property. Section 3.11 of the Disclosure Schedule lists all goods, if any, owned by the Company which goods have been consigned by the Company to another Person together with a description of terms of such consignment and the name, address and telephone number of the Person to whom such property has been cosigned.

          SECTION 3.12.  Conduct in the Ordinary Course; Absence of Certain
                         --------------------------------------------------
Changes, Events and Conditions. Since the Reference Balance Sheet Date, except
------------------------------
as disclosed in Section 3.12 of the Disclosure Schedule, the business of the Company has been conducted in the ordinary course and consistent with past practice. As amplification and not limitation of the foregoing, except as disclosed in Section 3.12 of the Disclosure Schedule, since the Reference Balance Sheet Date, neither the Sellers nor the Company:

          (a) permitted or allowed any of the assets of the Company to be subjected to any Encumbrance, other than Permitted Encumbrances and Encumbrances that will be released at or prior to the Closing;

          (b) conducted the business of the Company outside the ordinary course consistent with past practice;

          (c) amended, terminated, cancelled or compromised any material claims
     of the   Company or waived any other rights of substantial value to the
     Company;

          (d) sold, transferred, leased, subleased, licensed or otherwise disposed of any properties or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible property);

          (e) issued or sold any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of the Company;

          (f)  incurred any Indebtedness; or

          (g) amended, modified or consented to the termination of any Material Contract or the Company's rights thereunder.

          SECTION 3.13. Litigation. Except as set forth in Section 3.13 of the
                        ----------
Disclosure Schedule (which, with respect to each Action disclosed therein, sets forth the parties, nature of the proceeding, date and method commenced, amount of damages or other relief sought and, if applicable, paid or granted), there are no Actions by or against the Company pending before any Governmental Authority (or, to the best knowledge of the Company after due inquiry, threatened to be brought by or before any Governmental Authority).

          SECTION 3.14. Compliance with Laws. (a) Except as set forth in Section
                        --------------------
3.14(a) of the Disclosure Schedule, the business of the Company has been conducted and will continue to be conducted in accordance with all Laws and Governmental Orders applicable to the Company or any of its properties or assets and Company is not in violation of any such Law or Governmental Order.

          (b) Section 3.14(b) of the Disclosure Schedule sets forth a brief description of each Governmental Order applicable to the Company or any of its properties or assets, and no such Governmental Order has or has had a Material Adverse Effect.

          SECTION 3.15. Environmental Matters. Except as disclosed in Section
                        ---------------------
3.15 of the Disclosure Schedule:

          (a) The Company has complied with all applicable Environmental Laws and has obtained all required Environmental Permits and is in compliance therewith. All past non-compliance with Environmental Laws or Environmental Permits has been resolved without any pending, on-going or future obligation, cost or liability.

          (b) The Company, nor to the Company's knowledge, any other person or entity, has released any Hazardous Material into the Environment at any property formerly owned or operated by the Company.

          (c) There are no Environmental Claims pending or, to the Company's knowledge, threatened against the Company and to the Company's knowledge there are no circumstances that can reasonably be expected to form the basis of any such Environmental Claim.

          (d) Neither the Execution of this Agreement nor the consummation of the transactions contemplated herein will require any notice to or consent of Governmental Authorities or third parties, or any investigation, remediation, or other action related to Hazardous Material, pursuant to any applicable Environmental Law or Environmental Permit.

          SECTION 3.16. Material Contracts. (a) Section 3.16(a) of the
                        ------------------
Disclosure Schedule lists all of the following contracts and agreements (including, without limitation, oral and informal arrangements) of the Company (such contracts and agreements, being "Material Contracts"):
                                       -------------------

          (i) each contract, agreement and other arrangement, for the purchase of goods or for the furnishing of services to the Company;

          (ii) each contract, agreement and other arrangement, for the sale of goods or for the furnishing of services by the Company;

          (iii) all management contracts and contracts with independent contractors or consultants (or similar arrangements) to which the Company is a party and which are not cancellable without penalty or further payment and without more than 30 days' notice;

          (iv) all contracts and agreements relating to Indebtedness of the Company;

          (v) all contracts and agreements that limit or purport to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time;

          (vi) all contracts and agreements between or among the Company, on one hand, and any Affiliate of the Sellers, on the other hand;

          (vii) all license, agreements and other agreements with respect to any of the Intellectual Property;

          (viii) all secrecy, confidentiality and non-disclosure agreements;
     and

          (ix) all other contracts and agreements, whether or not made in the ordinary course of business, which are material to the Company or the absence of which would have a Material Adverse Effect.

For purposes of this Section 3.16 the term "lease" shall include any and all
                                            -----
leases, subleases, sale/leaseback agreements or similar arrangements.

          (b) Except as disclosed in Section 3.16(b) of the Disclosure Schedule, each Material Contract: (i) is valid and binding on the parties thereto and is in full force and effect, and (ii) upon consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, except to the extent that any consents set forth in Section 3.06 of the Disclosure Schedule are not obtained, shall continue in full force and effect without penalty or other adverse consequence. The Company is not in breach of, or default under, any Material Contract.

          (c) Except as disclosed in Section 3.16(c) of the Disclosure Schedule, no other party to any Material Contract is in breach thereof or default thereunder.

          (d) Except as disclosed in Section 3.16(d) of the Disclosure Schedule, there is no contract, agreement or other arrangement granting any Person any preferential right to purchase, other than in the ordinary course of business consistent with past practice, any of the properties or assets of the Company.

          SECTION 3.17. Intellectual Property. (a) The Company (i) owns all
                        ---------------------
right, title and interest in or has the right to use, all Intellectual Property (other than patents, patent applications and inventions) used in the conduct of its business as presently conducted and (ii) has the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works from and sublicense, without requirement to make royalty or other payments to any other person (except in the case of Intellectual Property licensed by the Company from a third party licensor where the terms of such license make provision for royalties or other payments and salaries and sales commissions paid to employees and sales agents in the ordinary course of the Company's business consistent with its past practice), each such item of Intellectual Property. Section 3.17(a) of the Company Disclosure Schedule sets forth a true and complete list of (i) all copyright applications, copyright registrations, mask works, trademark applications, trademark registrations, trade names, service mark registrations and service mark applications, material unregistered marks, patents and patent applications owned and used in the current conduct of the Company's business, (ii) all other filings, applications, registrations or other formal actions taken with respect to any of the foregoing pursuant to federal, state, local and foreign law or regulations with respect to protections of Intellectual Property, and (iii) a nonconfidential inventions disclosure of inventions owned and used in the current conduct of the Company's business. The Company is not aware of any loss, cancellation, termination or expiration of any such application, registration or other filings or formal actions, except as set forth in Section 3.17(a) of the Company Disclosure Schedule that are owned or controlled by the Company and any of its affiliate entities.

          (b) The operation of the business of the Company as currently conducted or as contemplated to be conducted, the use of the Company's Intellectual Property in connection therewith and the Company's transmission, use, linking and other practices related to the operation of their web sites in connection with its business, the content thereof and the advertisements contained therein, do not conflict with, infringe, misappropriate or otherwise violate the Intellectual Property or other proprietary rights, including rights of privacy, publicity and endorsement, of any third party, and no Actions are pending or threatened against the Company alleging any of the foregoing. The Company has not received any written or oral communications alleging that the Company has violated any rights relating to Intellectual Property of any other person.

          (c) The Company's Intellectual Property include all of the Intellectual Property used in the ordinary day-to-day conduct of its business, and there are no other items of Intellectual Property that are material to such ordinary day-to-day conduct thereof. The Intellectual Property are subsisting, valid and enforceable, and have not been adjudged invalid or unenforceable in whole or part.

          (d) No Actions have been asserted, are pending, or threatened against the Company (i) based upon or challenging or seeking to deny or restrict the use by the Company of any of the its Intellectual Property, or (ii) alleging that any services provided by, processes used by, or products manufactured or sold by the Company infringe or misappropriate any Intellectual Property right of any third party.

          (e) To the Company's knowledge, the Company Software is free of all viruses, worms, trojan horses and other material known contaminants, and does not contain any bugs, errors, or problems of a material nature that disrupt its operation or have an adverse impact on the operation of other software programs or operating systems. No rights in the Company Software have been transferred to any third party except to the customers to whom the Company has licensed such Company Software in the ordinary course of business.

          (f) The Company has the right to use all software development tools, library functions, compilers, and other third party software that are material to its business or that are required to operate or modify the Company Software.

          (g) The Company has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of the trade secrets and other confidential Intellectual Property used in connection with its business. To the knowledge of Sellers or the Company (i) there has been no misappropriation of any material trade secrets or other material confidential Intellectual Property used in connection with the business of the Company by any person, and (ii) no employee, independent contractor or agent of the Company has misappropriated any trade secrets of any other person in the course of performance as an employee, independent contractor or agent; and (iii) no employee, independent contractor or agent of Company is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Intellectual Property.

          SECTION 3.18.  Real Property.  The Company owns no real property.
                         -------------

          SECTION 3.19. Property (a) The Company has good, valid and marketable
                        --------
title to all the properties and assets that it purports to own (tangible and intangible) free and clear of all Encumbrances, including all such properties and assets reflected in the Reference Balance Sheet and all such properties and assets purchased by the Company since the Reference Balance Sheet Date, which subsequently acquired properties and assets (other than inventory) are listed in
Schedule 3.19 of the Disclosure Schedule. All properties and assets reflected in the Reference Balance Sheet have a fair market or realizable value at least equal to the value thereof as reflected therein. The rights, properties and other assets presently owned, leased or licensed by the Company include all such rights, properties and other assets necessary to permit the Company to conduct its business in all material respects in the same manner as such business has been conducted prior to the date hereof.

          (b) The Seller has the complete and unrestricted power and unqualified right to sell, assign, transfer, convey and deliver the Shareholders' Loans to the Purchaser without penalty or other adverse consequences. Following the consummation of the transactions contemplated by this Agreement and the execution of the instruments of transfer contemplated by this Agreement, the Purchaser will own, with good, valid and marketable title, or otherwise acquire the Shareholders' Loans, free and clear of any Encumbrances and without incurring any penalty or other adverse consequence.

          SECTION 3.20. Employee Benefit Plans. (a) The Company does not
                        ----------------------
sponsor,
maintain, or contribute to and has never sponsored, maintained or contributed to any employee benefit plan, program, arrangement and contract covering any current or former officers or employees of the Company (including, without limitation, any "employee benefit plan", as defined in Section 3(3) or the
                 ---------------------
Employee Retirement Income Security Act of 1974, as amended ("ERISA")), whether
                                                              -----
written or oral.

          (b) The Company is not a party to any (i) employment agreement, (ii) severance agreement, program or policy, or (iii) plan, program, agreement or other arrangement which relates to a change in control of the Company or provides for the acceleration of the time of payment or vesting of any benefits.

          (c) The Company does not have any actual or contingent liability under Title IV of ERISA.

          SECTION 3.21. Labor Matters. There are no controversies pending, or,
                        -------------
to the knowledge of the Company, threatened between the Company and any of its respective employees; (ii) the Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company nor are there any activities or proceedings of any labor union to organize any such employees; and (iii) there are no strikes, slowdown, works stoppages or lockouts or, to the knowledge of the Company, threats of any of the foregoing by, or with respect to, any employees of the Company.

          SECTION 3.22. Certain Interests. (a) Except as disclosed in Section
                        -----------------
3.22(a) of the Disclosure Schedule, no stockholder, officer or director of the Company and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of the Sellers or any such stockholder, officer or director:

          (i) has any direct or indirect financial interest in any competitor, supplier or customer of the Company, provided, however, that the ownership
                                          --------  -------
     of securities representing no more than one percent of the outstanding voting power of any competitor, supplier or customer, and which are also listed on any national securities exchange or traded actively in the national over-the-counter market, shall not be deemed to be a "financial interest" so long as the Person owning such securities has no other connection or relationship with such competitor, supplier or customer;

          (ii) owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property which the Company uses or has used or otherwise; or

          (iii)   has outstanding any Indebtedness to the Company.

          (b) Except as disclosed in Section 3.22(b) of the Disclosure Schedule, the Company has no Liability or any other obligation of any nature whatsoever to any officer, director or stockholder of the Company or to any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer, director or stockholder.

          SECTION 3.23. Taxes. (a) All returns and reports in respect of Taxes
                        -----
required to
be filed with respect to the Company have been timely filed; (b) all Taxes required to be shown on such returns and reports or otherwise due have been timely paid; (c) all such returns and reports are true, correct and complete in all material respects; (d) no adjustment relating to such returns has been proposed formally or informally by any Tax authority and, to the best knowledge of Sellers and the Company, no basis exists for any such adjustment; (e) there are no pending or, to the best knowledge of Sellers and the Company, threatened actions or proceedings for the assessment or collection of Taxes against the Company; (f) no consent under Section 341(f) of the Code has been filed with respect to the Company; (g) there are no tax liens on any assets of the Company;
(h) neither Seller nor any affiliate is a party to any agreement or arrangement that would result, separately or in the aggregate, in the actual or deemed payment by the Company of any "excess parachute payments" within the meaning of section 280G of the Code (without regard to Section 280G(b)(4) of the Code); (i) the Company has not been includible in any consolidated, combined or unitary return for any taxable period for which the statute of limitations has not expired; (j) the Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (k) the Company is not doing business in or engaged in a trade or business in any jurisdiction in which it has not filed all required income or francise tax return; (l) the Company is not subject to any accumulated earnings tax penalty or personal holding company tax; and (m) no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect the Company.

          SECTION 3.24.  Accounts; Lockboxes; Safe Deposit Boxes; Powers of
                         --------------------------------------------------
Attorney.  Section 3.24 of the Disclosure Schedule is a true and complete list
--------
of (a) the names of each bank, savings and loan association, securities or commodities broker or other financial institution in which the Company has an account, including cash contribution accounts, and the names of all persons authorized to draw thereon or have access thereto, and (b) the location of all lockboxes and safe deposit boxes of the Company and the names of all Persons authorized to draw thereon or have access thereto. At the time of the Closing, without the prior written consent of the Purchaser, the Company shall not have any such account, lockbox or safe deposit box other than those listed in Section
3.24 of the Disclosure Schedule, nor shall any additional Person have been authorized, from the date of this Agreement, to draw thereon or have access thereto or to hold any such power of attorney relating to the Company. Except as disclosed in Section 3.24 of the Disclosure Schedule, the Sellers have not commingled monies or accounts of the Company with other monies or accounts of the Sellers or relating to its other businesses nor have the Sellers transferred monies or accounts of the Company other than to an account of the Company. At the time of the Closing, all monies and accounts of the Company shall be held by, and be accessible only to, the Company.

          SECTION 3.25. Full Disclosure. (a) The Sellers are not aware of any
                        ---------------
facts pertaining to the Sellers or, the Company which affect adversely the Company or which are likely in the future to affect adversely the Company and which have not been disclosed in this Agreement, the Disclosure Schedule or the Financial Statements or otherwise disclosed to the Purchaser by the Sellers in writing.

          (b) No representation or warranty of the Sellers in this Agreement, nor any statement or certificate furnished or to be furnished to the Purchaser pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading; nor are there any facts which should reasonably be known to the Purchaser relating to the Shares or the Company not disclosed herein, which might be reasonably expected to diminish the appreciation of the Purchaser of the worth of the Company or which might be reasonably expected to deter the Purchaser from completing the transactions described in this Agreement.

          SECTION 3.26. Brokers. Except for Ron Heuer, no broker, finder or
                        -------
investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements based upon arrangements made by or on behalf of the Sellers. The Purchaser is solely responsible for the finder's fee of 80,000 Purchaser Common Shares ( the "Finder's Fee") due to Ron Heuer.
                              ---------

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

          As an inducement to the Sellers to enter into this Agreement, the Purchaser hereby represents and warrants to the Sellers as follows:

          SECTION 4.01. Organization and Authority of the Purchaser. The
                        -------------------------------------------
Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by the Purchaser, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Purchaser. This Agreement has been, and upon their execution the Ancillary Agreements will be, duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Sellers) this Agreement constitutes, and upon their execution the Ancillary Agreements will constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms.

          SECTION 4.02. No Conflict. Except as may result from any facts or
                        -----------
circumstances relating solely to the Sellers, the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Purchaser, do not and will not (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-laws of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party or by which any of such assets or properties is bound or affected, which would have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement or by the Ancillary Agreements.

          SECTION 4.03. Governmental Consents and Approvals. Except for approval
                        -----------------------------------
by The Toronto Stock Exchange and the Winnipeg Stock Exchange, the execution, delivery and performance of this Agreement and each Ancillary Agreement to which it is a party by the Purchaser do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority.

          SECTION 4.04. Investment Purpose. The Purchaser is acquiring the
                        ------------------
Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

          SECTION 4.05. Purchaser Common Shares. The Purchaser Common Shares
                        -----------------------
comprising the Common Share Purchase Price have been duly authorized, and when issued and delivered to the Sellers as consideration for the Shares in accordance with this Agreement, will be validly issued, fully paid and nonassessable.

          SECTION 4.06. Brokers. Except for Ron Heuer, no broker, finder or
                        -------
investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements based upon arrangements made by or on behalf of the Purchaser. The Purchaser is solely responsible for the Finder's Fee due to Ron Heuer. If on the 91st day after the Closing Date, the closing sale price of the Purchaser Common Shares on The Toronto Stock Exchange is less than U.S.$2.50 per Purchase Common Share (converted based on the noon buying rate on such date in the City of New York for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York), then Ron Heuer shall be entitled to an additional amount equal to the product of (a) 80,000 Purchaser Common Shares and (b) the difference of U.S.$2.50 minus the closing price of the Purchaser Common Shares on The Toronto Stock Exchange (converted based on the noon buying rate on such date in the City of New York for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York) on such date. The Purchaser shall pay such amount to Ron Heuer at the Purchaser's option in cash or in Purchaser Common Shares, valued at the closing price on The Toronto Stock Exchange (converted based on the noon buying rate on such date in the City of New York for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New
York) on such date.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

          SECTION 5.01. Conduct of Business Prior to the Closing. (a) Each of
                        ----------------------------------------
the Sellers covenants and agrees that, except as described in Section 5.01(a) of the Disclosure Schedule, between the date hereof and the time of the Closing, the Company shall not conduct its business other than in the ordinary course and consistent with the Company's prior practice.

          (b) Except as described in Section 5.01(b) of the Disclosure Schedule, the Sellers covenant and agree that, prior to the Closing, without the prior written consent of the Purchaser, neither the Sellers nor the Company will do any of the things enumerated in the second sentence of Section 3.12 (including, without limitation, clauses (a) through (g) thereof).

          SECTION 5.02. Access to Information. (a) From the date hereof until
                        ---------------------
the Closing, upon reasonable notice, the Sellers shall cause the Company and each of the Company's officers, directors, employees, agents, representatives, accountants and counsel to: (i) afford the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of the Purchaser reasonable access, during normal business hours, to the offices, properties, plants, other facilities, books and records of the Company and to those officers, directors, employees, agents, accountants and counsel of the Company who have any knowledge relating to the Company and (ii) furnish to the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of the Purchaser such additional financial and operating data and other information regarding the assets, properties and goodwill of the Company (or legible copies thereof) as the Purchaser may from time to time reasonably request.

          (b) In order to facilitate the resolution of any claims made against or incurred by the Sellers prior to the Closing, for a period of seven years after the Closing, the Purchaser shall (i) retain the books and records of the Company relating to periods prior to the Closing in a manner reasonably consistent with the prior practice of the Company and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of the Sellers reasonable access (including the right to make, at the Sellers's expense, photocopies), during normal business hours, to such books and records.

          (c) In order to facilitate the resolution of any claims made by or against or incurred by the Purchaser or the Company after the Closing or for any other reasonable purpose, for a period of seven years following the Closing, the Sellers shall (i) retain the books and records of the Sellers which relate to the Company and its operations for periods prior to the Closing and which shall not otherwise have been delivered to the Purchaser and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of the Purchaser or the Company reasonable access (including the right to make photocopies, at the expense of the Purchaser), during normal business hours, to such books and records.

          SECTION 5.03. Confidentiality. Each of the Sellers agrees to, and
                        ---------------
shall cause its agents, representatives, Affiliates, employees, officers and directors to: (a) treat and hold as confidential (and not disclose or provide access to any Person to) all information relating to trade secrets, processes, patent and trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential information with respect to the Company, (b) in the event that the Sellers or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide the Purchaser with prompt written notice of such requirement so that the Purchaser or the Company may seek a protective order or other remedy or waive compliance with this
Section 5.03, (c) in the event that such protective order or other remedy is not obtained, or the Purchaser waives compliance with this Section 5.03, furnish only that portion of such confidential information which is legally required to be provided and exercise its best efforts to obtain assurances that confidential treatment will be accorded such information, and (d) promptly furnish (prior to, at, or as soon as practicable following, the Closing) to the Purchaser any and all copies (in whatever form or medium) of all such confidential information then in the possession of the Sellers or any of its agents, representatives, Affiliates, employees, officers and directors and, except as otherwise required by Section 5.02(c), destroy any and all additional copies then in the possession of the Sellers or any of its agents, representatives, Affiliates, employees, officers and directors of such information and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided, however, that this sentence shall not apply to any information that,
--------  -------
at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by the Sellers, its agents, representatives, Affiliates, employees, officers or directors; provided further that, with respect to
                                  -------- -------
Intellectual Property, specific information shall not be deemed to be within the foregoing exception merely because it is embraced in general disclosures in the public domain. In addition, with respect to Intellectual Property, any combination of features shall not be deemed to be within the foregoing exception merely because the individual features are in the public domain unless the combination itself and its principle of operation are in the public domain. The Sellers agrees and acknowledges that remedies at law for any breach of its obligations under this Section 5.03 are inadequate and that in addition thereto the Purchaser shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

          SECTION 5.04. Notice of Developments. Prior to the Closing, the
                        ----------------------
Sellers shall promptly notify the Purchaser in writing of (a) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could result in any breach of a representation or warranty or covenant of the Sellers in this Agreement or which could have the effect of making any representation or warranty of the Sellers in this Agreement untrue or incorrect in any respect and (b) all other material developments affecting the assets, Liabilities, business, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of the Company.

          SECTION 5.05. No Solicitation or Negotiation. Each Seller agrees that
                        ------------------------------
between the date of this Agreement and the earlier of (a) the Closing and (b) the termination of this Agreement, none of the Sellers, the Company, or any of their respective Affiliates, officers, directors, representatives or agents will
(i) solicit, initiate, consider, encourage or accept any other proposals or offers from any Person (A) relating to any acquisition or purchase of all or any portion of the capital stock of the Company or assets of the Company (other than Inventory to be sold in the ordinary course of business consistent with past practice), (B) to enter into any business combination with the Sellers or the Company or (C) to enter into any other extraordinary business transaction involving or otherwise relating to the Sellers or the Company or (ii) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek to do any of the foregoing. The Sellers immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing. The Sellers shall notify the Purchaser promptly if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made and shall, in any such notice to the Purchaser, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact. The Sellers agrees not to, and to cause the Company, not to, without the prior written consent of the Purchaser, release any Person from, or waive any provision of, any confidentiality or standstill agreement to which the Sellers, or the Company is a party.

          SECTION 5.06. Further Action. Each of the parties hereto shall use all
                        --------------
reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

                                   ARTICLE VI

                             CONDITIONS TO CLOSING

          SECTION 6.01. Conditions to Obligations of the Sellers. The
                        ----------------------------------------
obligations of each Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

          (a) Representations, Warranties and Covenants. The representations and
              -----------------------------------------
warranties of the Purchaser contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, the covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing Date shall have been complied with in all material respects;

          (b) No Proceeding or Litigation.  No Action shall have been commenced
              ---------------------------
     by or before any Governmental Authority against any of the Sellers or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Sellers, is likely to render it impossible or unlawful to consummate such transactions; provided, however, that the
                                               --------  -------
     provisions of this Section 6.01(b) shall not apply if the Sellers has directly or indirectly solicited or encouraged any such Action;

          (c) Resolutions.  The Sellers shall have received a true and complete
              -----------
     copy, certified by the Secretary or an Assistant Secretary of the Purchaser, of the resolutions duly and validly adopted by the Board of Directors of the Purchaser evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby;

          (d) Incumbency Certificate.  The Sellers shall have received a
              ----------------------
     certificate of the Secretary or an Assistant Secretary of the Purchaser certifying the names and signatures of the officers of the Purchaser authorized to sign this Agreement and the Ancillary Agreements and the other documents to be delivered hereunder and thereunder;

          (e) Ancillary Agreements.  The Purchaser shall have executed and
              --------------------
     delivered to the Sellers each of the Ancillary Agreements to which it is a party.

          SECTION 6.02. Conditions to Obligations of the Purchaser. The
                        ------------------------------------------
obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

          (a) Representations, Warranties and Covenants. The representations and
              -----------------------------------------
warranties of the Sellers contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing Date with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, the covenants and agreements contained in this Agreement to be complied with by the Sellers on or before the Closing Date shall have been complied with;

          (b) No Proceeding or Litigation.  No Action shall have been commenced
              ---------------------------
     or threatened by or before any Governmental Authority against any of the Sellers or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated hereby which the Purchaser believes, in its sole and absolute discretion, is likely to render it impossible or unlawful to consummate the transactions contemplated by this Agreement or which could have a Material Adverse Effect or otherwise render inadvisable, in the sole and absolute discretion of the Purchaser, the consummation of the transactions contemplated by this Agreement; provided, however, that
                                                      --------  -------
     the provisions of this Section shall not apply if the Purchaser has solicited or encouraged any such Action;

          (c) Consents and Approvals.  The Purchaser and the Sellers shall have
              ----------------------
     received, each in form and substance satisfactory to the Purchaser in its sole and absolute discretion, all authorizations, consents, orders and approvals of all Governmental Authorities and officials and all third party consents and estoppel certificates which the Purchaser in its sole and absolute discretion deems necessary or desirable for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including, without limitation, all third party consents required under any Material Contracts;

          (d) Good Standing; Qualification to Do Business.  The Purchaser shall
              -------------------------------------------
     have received good standing certificates for the Company from the Secretary of State of the State of Texas and from the secretary of state in each other jurisdiction in which the properties owned or leased by any of the Company, or the operation of its business in such jurisdiction, requires the Company to qualify to do business as a foreign corporation, in each case dated as of a date not earlier than five Business Days prior to the Closing Date and accompanied by bring-down telegrams dated the Closing Date;

          (e) No Material Adverse Effect.  No event or events shall have
              --------------------------
     occurred, or be reasonably likely to occur, which, individually or in the aggregate, have, or could have, a Material Adverse Effect; and

          (f) Ancillary Agreements.  The Sellers shall have executed and
              --------------------
     delivered to the Purchaser each of the Ancillary Agreements to which it (or its spouse) is a party.

                                  ARTICLE VII

                                INDEMNIFICATION

          SECTION 7.01. Survival of Representations and Warranties. The
                        ------------------------------------------
representations and warranties of the Sellers contained in this Agreement and the Ancillary Agreements, and all statements contained in the Acquisition Documents, shall survive the Closing until the second anniversary of the Closing Date, except for Section 3.23, which shall survive until the expiration of the applicable tax statute of limitations; provided, however, that insofar as any
                                       --------  -------
claim is made by the Purchaser for the breach of any representation or warranty of the Sellers contained herein, which claim arises out of allegations of personal injury or property damage suffered by any third party on or prior to the Closing Date or attributable to products or Inventory sold or shipped, or activities or omissions that occur, on or prior to the Closing Date, such representations and warranties shall, for purposes of such claim by the Purchaser, survive until thirty calendar days after the expiration of the applicable statute of limitations governing such claims. Neither the period of survival nor the liability of the Sellers with respect to the Sellers's representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Purchaser. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the Purchaser to the Sellers, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

          SECTION 7.02. Indemnification by the Sellers. (a) Subject to the time
                        ------------------------------
limits set forth in Section 7.01, the Purchaser and its Affiliates, officers, directors, employees, agents, successors and assigns (each an "Indemnified
                                                               -----------
Party") shall be indemnified and held harmless by each Seller for and against
-----
any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (hereinafter a "Loss"), arising out of or resulting from:
                         ----

          (i) the breach of any representation or warranty made by each Seller contained in the Acquisition Documents; or

          (ii) the breach of any covenant or agreement by each Seller contained in the Acquisition Documents; or

          (iii) Liabilities of the Company not reflected on the Reference Balance Sheet, whether arising before or after the Closing Date, arising from or relating to the ownership or actions or inactions of the Sellers or the Company prior to the Closing; or

          (iv) any and all Losses suffered or incurred by the Purchaser or the Company by reason of or in connection with any claim or cause of action of any third party to the extent arising out of any action, inaction, event, condition, liability or obligation of each Seller occurring or existing prior to the Closing; or

          (v) any and all Taxes imposed upon the Company relating to the operation of the Company prior to the Closing Date.

To the extent that the Sellers's undertakings set forth in this Section 7.02 may be unenforceable, the Sellers shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the Purchaser, the Company.

          (b) An Indemnified Party shall give each Seller notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and Liabilities of each Seller under this Article VII with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article VII ("Third Party Claims")
                                                          ------------------
shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give each Seller notice of such Third Party Claim within 30 days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release any
--------  -------
Seller from any of its obligations under this Article VII except to the extent that such Seller is materially prejudiced by such failure and shall not relieve any Seller from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Article VII. If a Seller acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Sellers shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within five days of the receipt of such notice from the Indemnified Party; provided, however, that if
                                                   --------  -------
there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party in its sole and absolute discretion, for the same counsel to represent both the Indemnified Party and the Sellers, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Sellers. In the event that the Sellers exercise the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Sellers in such defense and make available to the Sellers, at the Sellers' expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Sellers. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Sellers shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Sellers' expense, all such witnesses, records, materials and information in the Sellers' possession or under the Sellers' control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Sellers without the prior written consent of the Indemnified Party.

          SECTION 7.03. Limits on Indemnification. Notwithstanding anything to
                        -------------------------
the contrary contained in this Agreement, the maximum amount of indemnifiable Losses which may be recovered from a Seller arising out of or resulting from the causes enumerated in Section 7.02 shall be an amount equal to the Purchase Price received by such Seller.

                                  ARTICLE VIII

                             TERMINATION AND WAIVER

          SECTION 8.01. Termination. This Agreement may be terminated at any
                        -----------
time prior to the Closing:

          (a) by the Purchaser if, between the date hereof and the time scheduled for the Closing: (i) an event or condition occurs that has resulted in or that may be expected to result in a Material Adverse Effect,
     (ii) any representation or warranty of the Sellers contained in this Agreement shall not have been true and correct when made, (iii) the Sellers shall not have complied with any covenant or agreement to be complied with by it and contained in this Agreement or (iv) the Company makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Company seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization

          (b) by either the Purchaser or the holders of a majority of the Shares in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable

          (c) by the mutual written consent of the holders of a majority of the Shares and the Purchaser.

          SECTION 8.02. Effect of Termination. In the event of termination of
                        ---------------------
this Agreement as provided in Section 8.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (i) as set forth in Sections 5.03, 8.02(b) and 9.01 and (ii) that nothing herein shall relieve either party from liability for any each of this Agreement.

          SECTION 8.03. Waiver. The parties to this Agreement may (a) extend the
                        ------
time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                                   ARTICLE IX

                               GENERAL PROVISIONS

          SECTION 9.01. Expenses. Except as otherwise specified in this
                        --------
Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

          SECTION 9.02. Notices. All notices, requests, claims, demands and
                        -------
other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

(a)  if to the Sellers:

               Robert J. Sims, Jr.
               3006 Cross Timbers Ln
               Garland, TX 75044
               Telecopy: (972-575-1049)
               Attention: Robert J. Sims. Jr.

               Raymond T. Sims
               6704 Beth Court
               Garland, TX 75044
               Telecopy:
               Attention:

               Dieter M. Bailly
               4190 Higuera
               Culver City, CA 90232
               Telecopy:
               Attention:

               William Kepke
               39804 Golfers Drive
               Palmdale, CA 93551
               Telecopy:
               Attention:

               Mark L. Sims
               1805 Lakeshore Cr.
               McKinney, TX 75070
               Telecopy:
               Attention:

               Ron Heuer
               2949 Falling Tree Circle
               Orlando, FL 32837
               Telecopy:
               Attention:

               with a copy to:

               Gardere & Wynne L.L.P.
               8000 Thanksgiving Tower
               1601 Elm Street
               Dallas, Texas 75201-4761
               Telecopy: (214) 999-3422
               Attention: Peter Vogel

          b)   if to the Purchaser:

               travelbyus.com Ltd.
               204-3237 King George Hwy.
               South Surrey, British Columbia
               V4P 1B7
               Telecopy: (604) 541-2400
               Attention: William Kerby
               with a copy to:

               Shearman & Sterling
               199 Bay Street, Suite 4405
               Toronto, Ontario M5L 1E8
               Telecopy: (416) 360-2958
               Attention: Bruce Czachor, Esq.

          SECTION 9.03. Public Announcements. Except as required by law, no
                        --------------------
party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

          SECTION 9.04. Headings. The descriptive headings contained in this
                        --------
Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 9.05. Severability. If any term or other provision of this
                        ------------
Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

          SECTION 9.06. Entire Agreement. This Agreement and the Ancillary
                        ----------------
Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the Sellers and the Purchaser with respect to the subject matter hereof and thereof.

          SECTION 9.07. Assignment. This Agreement may not be assigned by
                        ----------
operation of law or otherwise without the express written consent of the Sellers and the Purchaser (which consent may be granted or withheld in the sole discretion of the Sellers or the Purchaser); provided, however, that the
                                             --------  -------
Purchaser may assign this Agreement to an Affiliate of the Purchaser without the consent of the Sellers.

          SECTION 9.08. No Third Party Beneficiaries. Except for the provisions
                        ----------------------------
of Article IX relating to Indemnified Parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including, without limitation, any union or any employee or former employee of the Sellers, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights of employment for any specified period, under or by reason of this Agreement.

          SECTION 9.09. Amendment. This Agreement may not be amended or modified
                        ---------
except (a) by an instrument in writing signed by, or on behalf of all of, the Sellers and the Purchaser or (b) by a waiver in accordance with Section 8.03.

          SECTION 9.10. Governing Law. This Agreement shall be governed by, and
                        -------------
construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein. This Agreement shall in all respects be treated as an Ontario contract and the parties do hereby agree to attorn to the exclusive jurisdiction of the courts of the Province of Ontario.

          SECTION 9.11. Counterparts. This Agreement may be executed in one or
                        ------------
more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          SECTION 9.12. Specific Performance. The parties hereto agree that
                        --------------------
irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity without the necessity of demonstration the inadequacy of monetary damages.

          IN WITNESS WHEREOF, the Sellers and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                    /s/ Robert J. Sims, Jr.
                                    ------------------------
                                    ROBERT J. SIMS, JR.

                                    /s/  William Kepke
                                    ------------------------
                                    WILLIAM KEPKE

                                    /s/  Dieter M. Bailly
                                    ------------------------
                                    DIETER M. BAILLY

                                    /s/  Raymond T. Sims
                                    ------------------------
                                    RAYMOND T. SIMS

                                    /s/  Mark L. Sims
                                    ------------------------
                                    MARK L. SIMS

                                    /s/  Ronald H. Heuer
                                    ------------------------
                                    RON HEUER



                                    TRAVELBYUS.COM, LTD.

                                    By:  /s/  Bill Kerby
                                         -------------------
                                         Name:  Bill Kerby
                                         Title:  CEO

                                  Exhibit 2.02

            Name                      Cash                     Shares
            ----                      ----                     ------
Robert J. Sims, Jr.                   804,378                1,200,219

William Kepke                         693,378                1,200,219

Dieter M. Bailly                      308,988                  511,638

Raymond T. Sims                        49,831                   85,273

Mark L. Sims                           24,916                   42,636

Ron Heuer                              93,509                  160,015

                  Grand Total       1,975,000                3,200,000

                                   Exhibit A



                                SPOUSAL CONSENT



        The undersigned represents that the undersigned is the spouse of



           --------------------------------------------------------
                                 name of spouse

     and that the undersigned is familiar with the terms of the Stock Purchase Agreement attached hereto. The undersigned hereby agrees that the interest of the undersigned's spouse in all property which is the subject of such Agreement shall be irrevocably bound by the terms of such Agreement and by any amendment, modification, waiver or termination signed by the undersigned's spouse. The undersigned further agrees that the undersigned's community property interest in all property which is the subject of such Agreement shall be irrevocably bound by the terms of such Agreement, and that such Agreement shall be binding on the executors, administrators, heirs and assigns of the undersigned. The undersigned further authorizes the undersigned's spouse to amend, modify or terminate such Agreement, or waive any rights thereunder, and that each such amendment, modification, waiver or termination signed by the undersigned's spouse shall be binding on the community property interest of undersigned in all property which is the subject of such Agreement and on the executors, administrators, heirs and assigns of the undersigned, each as fully as if the undersigned had signed such amendment, modification, waiver or termination.



     Dated:

                                       Signed:  _____________________________